Exhibit 10.32
US BIOENERGY CORPORATION
2006 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of _________, 20__ (the “Date of Grant”), is made by and between US BioEnergy Corporation, a South Dakota corporation (the “Company”), and [_________] (the “Recipient”).
     WHEREAS, the Company has adopted the US BioEnergy Corporation 2006 Stock Incentive Plan (the “Plan”), pursuant to which the Company may grant “Restricted Stock,” as defined in the Plan; and
     WHEREAS, the Company desires to grant to the Recipient the number of shares of Restricted Stock provided for herein;
     NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:
Section 1. Grant Of Restricted Stock Award
     (a) Grant of Restricted Stock Award. The Company hereby grants to the Recipient [_________] shares of Stock (the “Award”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
     (b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon all persons, including the Company and the Recipient, in respect of any questions arising under the Plan or this Agreement. To the extent any provision in this Agreement is inconsistent with any provision of the Plan, the Plan shall govern.

Section 2. Terms And Conditions Of Award
     (a) Restrictions. The shares of Restricted Stock granted hereunder and any interest therein, may not be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution, during the period from the Date of Grant until the outstanding restrictions on such shares lapse as set forth in Sections 2(d) and (f) (the “Restricted Period”). Any attempt to dispose of any Restricted Stock in contravention of the above restriction shall be null and void and without effect.
     (b) Certificate; Restrictive Legend. Any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:
The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the US BioEnergy Corporation 2006 Stock Incentive Plan and an Agreement governing the grant of Restricted Stock. Copies of such Plan and Agreement are on file in the offices of US BioEnergy Corporation, 5500 Cenex Drive, Inver Grove Heights, Minnesota, 55077.
Certificate(s) evidencing the Restricted Stock granted hereunder shall be held in the Company’s custody until all restrictions thereon have lapsed. As a condition of this Award, the Recipient shall have delivered a stock power, endorsed in blank, relating to the Stock covered by this Award.
     (c) Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, during the Restricted Period the Recipient shall have, with respect to the shares of Restricted Stock granted hereunder, all of the rights of a shareholder of the Company, including the right to vote such shares and the right to receive any cash dividends.1

[1]	For Performance-based restricted stock awards, replace this paragraph with the following:
The Recipient shall not have dividend, voting or other rights of a shareholder until such time as the performance goals in Section 2(d) have been satisfied and the shares have been issued to the Recipient without restriction. Until such time, the shares of stock underlying the Award shall not be considered outstanding for any purpose.

     (d) Lapse of Restrictions. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(a) shall lapse; provided that the Recipient has remained continuously employed by or continuously provided service to the Company, any Parent Corporation or any Subsidiary:
     [insert applicable lapse provisions — examples are set forth below:]
     [on the [ ] anniversary of the Date of Grant]
     [insert installments or performance based criteria]
     [insert other lapse provisions or schedule]
     [provision for certain directors: immediately prior to the Company’s annual shareholders meeting next following the Date of Grant]
The Committee may, in its discretion, waive in whole or in part, any or all restrictions with respect to the Restricted Stock if it finds such waiver would be in the Company’s best interest.
Upon the lapse of restrictions relating to Restricted Stock, the Company shall promptly deliver to the Recipient or his/her personal representative a stock certificate representing a number of shares of Stock, free of the restrictive legend described in Section 2(b), equal to the number of shares of Restricted Stock with respect to which such restrictions have lapsed.
     (e) Termination of Employment or Service. In the event that the Recipient’s employment or service with the Company, any Parent Corporation or any Subsidiary terminates for any reason, prior to the lapsing of restrictions with respect to any portion of the Restricted Stock granted hereunder, such portion of the Restricted Stock held by the Recipient shall be automatically forfeited by the Recipient as of the date of termination, without payment therefor.
     (f) Change in Control. [Upon the occurrence of a Change in Control, all restrictions on any portion of the Award shall immediately lapse.] or [Except as otherwise determined by the Committee, upon the occurrence of a Change in Control, all restrictions on any portion of the Award shall not immediately lapse by reason of such occurrence.]

     (g) Tax Withholding. No later than the date on which any part of the Award first becomes includable as income to the Recipient for income tax purposes (or in connection with this grant, if the Recipient makes an election under Section 83(b) of the Code), the Recipient shall pay to the Company, or make arrangements satisfactory to the Committee to pay, any federal, state or local taxes that the law requires the Company to withhold with respect to the Award. The Company’s obligations under the Plan are conditional on such payment or arrangements, and to the extent permitted by law, the Company, any Parent Corporation and any Subsidiary may deduct such taxes from any payment of any kind otherwise due to the Recipient. [Subject to applicable law and such requirements as the Committee imposes, the Recipient may elect, by written notice to the Company, to satisfy part or all of the Company’s withholding obligations by (i) authorizing the Company to retain Stock to which the Recipient is otherwise entitled under the Plan or (ii) delivering Stock that the Recipient already owns; provided, however, that such Stock may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes).]2
     (h) Investment Intent. Prior to the issuance and delivery to the Recipient of shares of Stock subject to the Award, the Recipient shall, if required by the Committee, demonstrate an intent to hold the shares of Stock acquired subject to the Award for investment and not with a view to resell or distribute such shares to the public, by delivering to the Company an investment certificate or letter in such form as the Committee may require.
     (i) Stop Transfer Order. All certificates for Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Exchange Commission, any stock exchange upon which the Stock may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     (j) Lock-Up. In the event the Company advises the Recipient that it plans an underwritten public offering of its Stock pursuant to the Securities Act of 1933, as amended, or the Committee determines that the following should apply to such offering, and the Company or the underwriter(s) seek to impose restrictions under which certain shareholders

[2]	Committee to determine whether to permit Recipients to satisfy withholding obligations in this manner.

may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Stock, the Recipient shall not, for a period not to exceed 180 days from the effective date of the Company’s registration statement for such offering, sell or contract to sell or grant an option to buy or otherwise dispose of the Award or any of the underlying shares of Stock without the prior written consent of the Company and the underwriter(s) or its representative(s). The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
Section 3. Miscellaneous
     (a) Notices. Unless otherwise determined by the Committee, any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the [Secretary of the Company] at the principal office of the Company and, in the case of the Recipient, to Recipient’s address appearing on the books of the Company or to Recipient’s residence or to such other address as may be designated in writing by the Recipient.
     (b) Compliance with Laws. No shares of Stock will be issued pursuant to the Plan unless in compliance with all applicable provisions of law, including without limitation, those relating to securities laws and stock exchange listing requirements.
     (c) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Recipient any right to continued employment, service or contract with the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the right of the Company, any Parent Corporation or any Subsidiary, which are hereby expressly reserved, to remove, terminate or discharge the Recipient at any time for any reason whatsoever, with or without Cause.
     (d) Bound by Plan. By signing this Agreement, the Recipient acknowledges that he/she has received a copy of the Plan, has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
     (e) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Recipient and the beneficiaries, executors, administrators, heirs and successors of the Recipient.

     (f) Validity/Invalidity. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.
     (g) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.
     (h) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.
     (i) Governing Law. This Agreement and the rights of the Recipient hereunder shall be construed and determined in accordance with the laws of the State of South Dakota, without regard to the conflicts of law provisions thereof.
     (j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
     (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the ___ day of _________, 20__.

US BIOENERGY CORPORATION
By:
Its

RECIPIENT
Signature:
Printed Name:
Address: